Exhibit 10.1

November 27, 2006

JLF Asset Management, L.L.C.
153 EAST 53RD ST
51ST FLOOR
NEW YORK NY 10022

This letter constitutes an agreement (this “Agreement”), subject to the terms and conditions contained herein, between the purchasers listed on the signature page hereto (the “Purchasers”) and China Security & Surveillance Technology, Inc., a Delaware corporation (the “Company”), pursuant to which the Purchasers will buy and the Company will sell, common stock to the Purchasers.

1. Purchasers shall buy from the Company, and the Company shall sell to Purchasers the number of unissued shares of the Company’s common stock, par value $0.0001 per share listed next to Purchasers’ names on Schedule 1 attached hereto (the “Shares”) payable in cash at closing by wire transfer to an account designated by the Company.

2. The Purchasers represent and warrant to the Company as follows:

(a) The Purchasers are “accredited investors” within the meaning of Rule 501(a) under the Securities Act, of 1933 as amended (the “Securities Act”) or “qualified institutional buyers” within the meaning of Rule 144A under the Securities Act as indicated on Schedule 1 attached hereto. The Purchasers, either alone or together with their representatives, have such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and have so evaluated the merits and risks of such investment to their satisfaction. The Purchasers are able to bear the economic risk of an investment in the Shares.

(b) The Purchasers (i) are acquiring the Shares for their own account for investment only and (ii) not with a view towards, or for resale in connection with, the public sale or distribution thereof.

(c) The Company has made available to such Purchasers all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Shares which have been requested by such Purchasers. Such Purchasers and its advisors have been afforded the opportunity to ask questions of the Company. Such Purchasers have sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Shares.

(d) Such Purchasers understand that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of the investment in the Shares nor have such authorities passed upon or endorsed the merits of the offering of the Shares.

(e) Such Purchasers understand that (i) the Shares have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless subsequently registered thereunder or there is an exemption from registration; (ii) any sale of the Shares made in reliance on Rule 144 promulgated under the Securities Act, as amended, or any successor rule thereto (“Rule 144”) may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Shares under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder; and (iii) neither the Company nor any other person is under any obligation to register such securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

(f) Such Purchasers understand that the certificates or other instruments representing the Shares, shall bear a restrictive legend referring to the transferability restrictions applicable under the Federal Securities laws (and a stop-transfer order may be placed against transfer of such stock certificates).

(g) Such Purchasers have full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly authorized, executed and delivered on behalf of such Purchasers and is a valid and binding agreement of such Purchasers enforceable against such Purchasers in accordance with its terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(h) Such Purchasers are organized in the state and at the address specified on Schedule 1 hereto.

(i) The Company will not incur, directly or indirectly, as a result of any action taken by the Purchasers, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or any transactions contemplated hereby.

3. The Company represents and warrants that, except as otherwise disclosed in the Commission Documents:

(a) it is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified to do business and is in good standing in each jurisdiction in which such qualification is required by law except where the failure to so qualify would not result in a material adverse effect. As used in this agreement, “material adverse effect” means any material adverse effect on the business, properties, assets, operations, results of operations, financial condition or prospects of the Company and its subsidiaries, if any, taken as a whole;

(b) it has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts, except where the failure to so own or hold under lease its properties would not result in a material adverse effect;

(c) it has the full right, power and authority to enter into this agreement and perform the transactions contemplated hereunder;

(d) this agreement has been duly authorized, executed and delivered on behalf of the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies;

(e) the execution, delivery and performance of this agreement, the sale and delivery of the Shares, and compliance with the provisions hereof by the Company, do not and will not, with or without the passage of time or the giving of notice or both, (i) violate any provision of law, statute, ordinance, rule or regulation or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body, (ii) result in any breach of any of the terms, conditions or provisions of, or constitute a default (or give rise to any right of termination, cancellation or acceleration) under any note, indenture, mortgage or lease, or any other material contract that is filed as an exhibit to any of the Company’s Commission Documents; or (iii) result in any breach in any of the Company’s organizational documents;

(f) The Company is not a party to, subject to or bound by any agreement or any judgment, order, writ, prohibition, injunction or decree of any court or other governmental body which would prevent the execution or delivery of this agreement or the issuance, conveyance and sale of the Shares to the Purchasers pursuant to the terms hereof;

(g) all consents, approvals or authorizations of, or registrations, filings or declarations with, any governmental authority, stock exchange or market, the Company’s board of directors and shareholders, or any other person, required in connection with the execution, delivery and performance of this agreement or the transactions contemplated hereby have been or by the Closing Date (as defined below) will have been obtained by the Company and will be in full force and effect;

(h) there are no actions, investigations, demands, suits or proceedings pending or threatened against or affecting the Company, or affecting the rights of the Company to enter into this agreement or consummate the transactions contemplated hereby;

(i) The Company has complied with all applicable laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, directions and requirements of governmental entities, except for such non-compliance which would not reasonably be expected to have a material adverse effect on the Company or its subsidiaries;

(j) The Company has correctly prepared and filed all tax returns or reports that are required to have been filed in any jurisdiction, and has timely paid in full all taxes due and payable with respect thereto, except where the failure to so file would not have a material adverse effect on the Company or its subsidiaries;

(k) upon consummation of the purchase contemplated hereby, the Shares shall have been duly and validly authorized and issued, fully paid and non-assessable and free and clear of all liens, pledges, security interests and encumbrances;

(l) in reliance on the investment representations made by the Purchasers contained herein, the offer, issuance, sale and delivery of the Shares, are exempt from the registration requirements of the Securities Act and all applicable state securities laws;

(m) a copy of the Company’s Annual Report on Form 20-F for the year ended December 31, 2005 (the “2005 20-F”) and each report, schedule and effective registration statement and filed by the Commission since December 31, 2005, (as the documents may have been amended since the time of their filing, the “Commission Documents”) has been made available to the Purchasers either by physical delivery or via the Commission's EDGAR System. As of their respective filing dates, each Commission Document complied in all material respects with the requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as applicable, and the rules and regulations of the Commission thereunder applicable to the Commission Documents, and no Commission Document contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements included in the Commission Documents were prepared in accordance with United States generally accepted accounting principles (“GAAP”), applied consistently with the past practices of the Company (except as may be indicated in the notes thereto), and as of their respective dates, fairly present, in all material respects, the consolidated financial position of the Company and the results of its operations as of the time and for the periods indicated therein and complied as to form in all material respects with then applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto;

(n) since September 30, 2006, except as disclosed in the Commission Documents filed subsequent to that date, there has not been any material adverse change in the business, financial condition or operating results of the Company or its subsidiaries;

(o) The Company has not since December 31, 2005, received notice (written or oral) from any stock exchange or market on which its common stock is or has been listed (or on which it has been quoted) to the effect that it is not in compliance with the continuing listing or maintenance requirements of such exchange or market; and

(p) the authorized capital stock of the company consists of 100,000,000 shares of common stock (“Common Stock”). As of the date hereof, there are issued and outstanding 29,209,259 shares of Common Stock. All such issued and outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable, including the Shares which will be issued hereunder. Except as disclosed in the Commission Documents, there are no outstanding rights, options, warrants, conversion rights, preemptive rights, rights of first refusal or similar rights for the purchase or acquisition from the company of any securities of the company. All outstanding shares have been issued in compliance with state and federal securities laws. There are no agreements to which the company is a party or, to the knowledge of the company, to which any stockholder of the company is a party, with respect to the voting or transfer of the capital stock of the company.

4. The Company covenants and agrees as follows:

(a) to file a registration statement on or before April 30, 2007 (the “Filing Date”) on Form S-1, or such other form that is appropriate, covering the resale of the Shares (the “Registrable Securities”). The Company will use its best efforts to cause the registration statement to become effective on or before December 31, 2007 (the “Effectiveness Date”); provided that, if (1) the registration statement is not filed by the Filing Date, (2) the registration statement is not declared effective by the Effectiveness Date, or (3) prior to the time that the Registrable Securities Shares may be resold pursuant to Rule 144, the registration statement shall cease to be available for use by the Purchasers (including, without limitation, by reason of a stop order, a material misstatement or omission in such registration statement or the information contained in such registration statement having become outdated), then the Company shall pay to the Purchasers an amount equal to one percent (1%) per month of the purchase price paid for the Shares purchased by the Purchasers. Thereafter, for every 30 days that pass during which any of the events described in clauses (1), (2), and (3) above occurs and is continuing (the “Blackout Period”), the Company shall pay to the Purchasers an additional amount equal to one percent (1%) of the purchase price paid for the Shares purchased by the Purchasers. Each such payment shall be due within five (5) days of the end of each calendar month of the Blackout Period until the termination of the Blackout Period and within five (5) days after such termination. Such payments shall be in partial compensation to the Purchasers, and shall not constitute the Purchasers’ exclusive remedy for such events. The Blackout Period shall terminate upon (x) the filing of the registration statement in the case of clause (1) above; or (y) the effectiveness of the registration statement in the case of clauses (2) and (3) above.

(b) if at any time prior to the two year anniversary of the date the Purchasers acquires the Registrable Securities, the Company or any shareholder of the Company proposes to register any of its common stock or any securities convertible into common stock under the Securities Act (other than pursuant to an offering of securities in connection with an employee benefit, share dividend, share ownership or dividend reinvestment plan or registration of securities in connection with a business combination transaction) and the registration form to be used may be used by the Company for the registration of the Registrable Securities, the Company shall give prompt written notice to the Purchasers of its intention to effect such a registration (each a “Piggyback Notice”) and, shall include in such registration all Registrable Securities with respect to which the Company has received written request from the Purchasers for inclusion therein within ten (10) days after the date of sending the Piggyback Notice (the “Piggyback Registration”) to the Purchasers.

(c) in connection with any registration, the Company will, as expeditiously as possible:

(i) prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for a period of time required for the disposition of such securities by the Purchasers;

(ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement until the such time as all of such securities have been disposed of in a public offering;

(iii) furnish to the Purchasers such number of copies of a summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents, as the Purchasers may reasonably request;

(iv) register or qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions within the United States and Puerto Rico as the Purchasers shall request (provided, however, that it shall not be obligated to qualify as a foreign corporation to do business under the laws of any jurisdiction in which it is not then qualified or to file any general consent to service or process), and do such other reasonable acts and things as may be required of it to enable the Purchasers to consummate the disposition in such jurisdiction of the securities covered by such registration statement;

(v) furnish, at the request of the Purchasers (1) an opinion of the counsel representing the company for the purposes of such registration, addressed to the underwriters, if any, and if such Registrable Securities are not being sold through underwriters, then to the Purchasers, in customary form and covering matters of the type customarily covered in such legal opinions; and (2) a comfort letter from the independent certified public accountants of the company, addressed to the underwriters, if any, and if such Registrable Securities are not being sold through underwriters, then to the Purchasers, and if such accountants refuse to deliver such letter to the Purchasers, then to the company, in a customary form and covering matters of the type customarily covered by such comfort letters and as the underwriters or the Purchasers shall reasonably request;

(vi) enter into customary agreements (including an underwriting agreement in customary form, it being understood that any underwriting agreement entered into by the Purchasers with respect to an underwritten offering of Registrable Securities will impose customary indemnification obligations on the underwriter(s)) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities;

(vii) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, but not later than eighteen (18) months after the effective date of the Registration Statement, an earnings statement covering the period of at least twelve (12) months beginning with the first full month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

(viii) cooperate reasonably with any managing underwriter to effect the sale of Registrable Securities, including but not limited to attendance of the company’s executive officers at any planned “road show” presentations to the extent that such attendance does not unduly impact the performance of such officer’s duties;

(ix) notify the Purchasers and the underwriter(s), if any, at any time when the offering documents include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and at the request of the Purchasers or any underwriter, prepare and furnish to such person(s) such reasonable number of copies of any amendment or supplement to the offering documents as may be necessary so that, as thereafter delivered to the purchasers of such shares, such offering documents shall not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and to deliver to purchasers of any other securities of the company included in the offering copies of such offering documents as so amended or supplemented;

(x) keep the Purchasers informed of the company’s best estimate of the earliest date on which the offering documents will become effective, and promptly notify the Purchasers of (A) the effectiveness of such offering documents, (B) a request by the Commission for an amendment or supplement to such offering documents, (C) the issuance by the Commission of an order suspending the effectiveness of the offering documents, or of the threat of any proceeding for that purpose, and (D) the suspension of the qualification of any securities to be included in the offering documents for sale in any jurisdiction or the initiation or threat of any proceeding for that purpose;

(xi) cause all Registrable Securities registered hereunder to be listed on each securities exchange on which similar securities issued by the company are then listed;

(xii) provide a transfer agent, registrar and CUSIP number for all Registrable Securities registered hereunder not later than the effective date of such registration; and

(xiii) before filing any offering documents (including any documents incorporated by reference therein), the company shall furnish to one counsel designated by the Purchasers and to the underwriter(s), if any, copies of all such offering documents, which offering documents shall be subject to the review of such counsel and the underwriter(s), if any, and, where feasible, the company shall make such changes in the offering documents as are reasonably requested by such counsel or underwriter(s).

(d) all registrations (piggyback or otherwise) made by the Purchasers will be made solely at the Company’s expense, other than (x) if an underwritten offering is consented to by the Company, the underwriters’, broker-dealers’ and placement agents’ selling discounts, commissions and fees relating to the sale of the Purchasers’ securities, (y) any costs and expenses of counsel, accountants or other advisors retained by the Purchasers and (z) all transfer, franchise, capital stock and other taxes, if any, applicable to the Purchasers’ securities (collectively, “Purchasers’ Expenses”) which shall be paid by the Purchasers.

(e) In the event of any registration of any Registrable Securities under the Securities Act pursuant to this agreement, the company shall indemnify and hold harmless the holder of such Registrable Securities, such holder's directors and officers, and each other person (including each underwriter) who participated in the offering of such Registrable Securities and each other person, if any, who controls such holder or such participating person within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such holder or any such director or officer or participating person or controlling person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or any alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, (ii) any omission or any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any other violation of any applicable securities laws, and in each of the foregoing circumstances shall reimburse such holder or such director, officer or participating person or controlling person for any legal or any other expenses reasonably incurred by such holder or such director, officer or participating person or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any actual or alleged untrue statement or actual or alleged omission made in such registration statement, preliminary prospectus, prospectus or amendment or supplement in reliance upon and in conformity with written information furnished to the company by such holder specifically for use therein. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such holder or such director, officer or participating person or controlling person, and shall survive the transfer of such securities by such holder.

(f) In the event of any registration of any Registrable Securities under the Securities Act pursuant to this Agreement, each holder of Registrable Securities, by acceptance hereof, agrees to indemnify and hold harmless the company, its directors and officers and each other person, if any, who controls the company within the meaning of the Securities Act and any other holder against any losses, claims, damages or liabilities, joint or several, to which the company or any such director or officer or any such person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or any alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (ii) any omission or any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in either case only to the extent that such untrue statement or omission is (A) made in reliance on and in conformity with any information furnished in writing by such holder to the company concerning such holder specifically for inclusion in the offering documents relating to such offering, and (B) is not corrected by such holder and distributed to the purchasers of shares within a reasonable period of time. Notwithstanding the provisions of this paragraph, no holder shall be required to indemnify any person pursuant to this paragraph or to contribute pursuant to paragraph (g) below in an amount in excess of the amount of the aggregate net proceeds received by such holder in connection with any such registration under the Securities Act.

(g) If the indemnification provided for above from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this paragraph were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(h) In order to permit the Purchasers to sell the Registrable Securities, if it so desires, pursuant to any applicable resale exemption under applicable securities laws and regulations, the Company shall:

(i) comply with all rules and regulations of the Commission in connection with use of any such resale exemption;

(ii) make and keep available adequate and current public information regarding the company;

(iii) file with the Commission in a timely manner, all reports and other documents required to be filed under the Securities Act, the Exchange Act, or other applicable securities laws and regulations;

(iv) furnish to the Purchasers copies of annual reports required to be filed under the Exchange Act and other applicable securities laws and regulations; and

(v) furnish to the Purchasers, upon written request (i) a copy of the most recent quarterly report of the company and such other reports and documents filed by the company with the Commission and (ii) such other information as may be reasonably required to permit the Purchasers to sell pursuant to any applicable resale exemption under the Securities Act or other applicable securities law and regulations, if any.

(i) All rights of the Purchasers under this paragraph 4 shall inure to the benefit of the Purchasers’ successors and assigns, including any transferee who obtains Registrable Securities.

5. The Purchasers agree as follows:

(a) The Purchasers shall not, directly or indirectly, sell, offer to sell, assign, pledge, hypothecate, encumber or otherwise transfer, or enter into any contract, option or other arrangement or understanding with respect to the sale, assignment, pledge or other disposition of (collectively, “Transfer”) any rights with respect to the Shares for a period commencing on the date hereof and ending on the first anniversary of the date hereof (such period being referred to herein as the “Lock Up Period”).

(b) The Transfer restriction contained in Section 5(a) precludes the Purchasers from engaging in any hedging or other transaction during the Lock-up Period that is designed to or reasonably expected to lead to or result in a Transfer of the Shares. Such prohibited hedging or other transaction would include, without limitation, any short sale (whether or not against the box) or any purchase, sale, or grant of any right (including, without limitation, any put or call option) with respect to the Shares or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Common Stock of the Company.

(c) The Purchasers agree and consent to the entry of stop transfer instructions with the Company's transfer agent and registrar against the Transfer of the Shares except in compliance with the terms and conditions of this Agreement.

(d) Any purported Transfer of Shares that is not in accordance with this Agreement shall be null and void, and shall not operate to Transfer any right, title or interest in such Shares to the purported transferee.

6. The representations and warranties of each party contained herein shall survive the execution and delivery of this agreement for a period of one year following the Closing. Each party shall indemnify, defend and hold harmless the other party from and against all liabilities, losses, and damages, together with all reasonable costs and expenses related thereto (including, without limitation, reasonable legal fees and expenses) based upon or arising out of any inaccuracy or breach of any representation and warranty or covenant contained herein.

7. Each party hereto agrees to take, or cause to be taken, from and after the Closing Date, such further actions to execute, deliver and file, or cause to be executed, delivered and filed, such further documents and instruments as may be necessary in order to fully effectuate the purposes, terms and conditions of this agreement.

8. This agreement shall be governed by the laws of the State of New York without giving effect to choice of law principles. Any provision of this agreement which is illegal, invalid, prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity, prohibition or unenforceability without invalidating or impairing the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. This agreement shall bind each party and his or her successors and assigns. This agreement may be modified only with the written consent of all of the parties hereto. This agreement may be executed in any number of counterparts and all counterparts shall be construed together and shall constitute one and the same instrument.

9. The parties agree that the closing of the transactions contemplated hereby shall occur on November 27, 2006 (the “Closing Date”); provided, however, that such closing is conditioned upon the Company’s representations and warranties contained in Section 3 being true and accurate as of the Closing Date. At the Closing, the Purchasers shall deliver the amount set forth opposite their respective names on Schedule 1 hereto to the Company by wire transfer of immediately available funds to the following account:

SHANGHAI PUDONG DEVELOPMENT BANK, OFFSHORE BANKING UNIT

The Company shall deliver to the respective Purchasers the number of Shares specified opposite their respective names on Schedule 1 attached hereto within five business days following the Closing Date.

[SIGNATURE PAGE FOLLOWS]

This letter constitutes a binding agreement between the Purchasers and the Company.

JLF Partners I, LP

By: /s/ Hien Tran
Name: Hien Tran
Position: CFO

JLF Partners II, LP

By: /s/ Hien Tran
Name: Hien Tran
Position: CFO

JLF Offshore Fund, Ltd

By: /s/ Hien Tran
Name: Hien Tran
Position: CFO

China Security & Surveillance Technology, Inc.

By: /s/ Guoshen Tu
Name: Guoshen Tu
Position: CEO

SCHEDULE 1

Fund	Status	Shares	@	Purchase Price	Jurisdiction of Formation

JLF Partners I, LP	Qualified Institutional Buyer	630,820	$6.50	$4,100,330.00	Delaware
JLF Partners II, LP	Accredited Investor	49,205	$6.50	$319,831.00	Delaware
JLF Offshore Fund, Ltd	Qualified Institutional Buyer	858,437	$6.50	$5,579,839.00	Cayman Islands
Total Purchase Price		1,538,462		$10,000,000.00